Exhibit 99.1

TurboChef Receives Anticipated NASDAQ Staff Determination Notice

Atlanta, Georgia, April 2, 2007 - TurboChef Technologies, Inc. (NASDAQ: OVEN) today announced that it received as expected a Nasdaq Staff Determination letter on March 28, 2007 that the Company is not in compliance with its periodic reports filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14), and its common stock is subject to delisting from The Nasdaq Global Market, because of the Company’s inability to timely file its Annual Report on Form 10-K for fiscal year 2006. The Company will request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing, but until the Panel’s decision, the Company’s shares will remain listed for trading on The Nasdaq Global Market after its timely request for a hearing.

As previously reported, the Company is conducting a review of its stock option grants and practices in response to a letter from the Securities and Exchange Commission requesting information concerning the Company's stock option grants for the period from January 1, 1997 through the present. The Company is working diligently to complete the review of option grants and practices in a timely manner and continues to cooperate fully with the Commission staff and respond to the staff's request. The Company will not be in a position to file its Annual Report on Form 10-K for the year ended December 31, 2006 until as soon as practicable after completion of the review.

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide commercial primary cooking equipment market and is developing equipment for residential markets through the application of its high-speed cooking technologies. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at speeds faster than, and to quality standards that it believes are comparable or superior to, that of conventional heating methods. The address of TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at www.turbochef.com.

For more information, contact:

Dennis J. Stockwell
Vice President and General Counsel
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite 1900
Atlanta, Georgia 30328
(678) 987-1700

Forward-Looking Statements

Certain statements in this release, and other written or oral statements made by or on behalf of TurboChef, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the uncertainty of market acceptance and demand for the Company’s products, the ability to obtain additional financing necessary to expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing, uncertainties related to the time and expenditures needed by the Company to complete its investigation regarding the Company’s stock option grants and practices, whether or not the investigation would lead to discovery of accounting errors or other adverse facts, whether the Company may be required to restate financial statements for prior periods, the results of government inquiries and possible regulatory action or private litigation, whether the Panel will grant a favorable decision and, if an unfavorable decision is rendered, the Company’s stock would no longer remain listed on The Nasdaq Global Market, when the Company will be able to file any future SEC reports, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.